Exhibit 99.1

[GENAERA LOGO]

FOR IMMEDIATE RELEASE

Contact:

Genaera Corporation	The Trout Group/BMC Communications
Jennifer Bilotti	Jonathan Fassberg ext. 16 (investor inquiries)
(610) 941-4020	Brad Miles ext. 17 (media inquiries)
www.genaera.com	(212) 477-9007

Genaera Announces Results From Its Annual Meeting of Stockholders

Plymouth Meeting, PA, May 16, 2003 /PRNewswire/ — Genaera Corporation (NASDAQ: GENR) today announced the results of the matters voted upon by stockholders its Annual Meeting held on May 15, 2003. Each of the three matters voted upon by stockholders was approved. As a result, the six nominees for directors were elected to the Board of Directors, KPMG LLP was appointed as independent accountants for the fiscal year ending December 31, 2003, and the option was given to the Board of Directors to effect, if at all, a reverse stock split at one of five ratios during the period between May 15, 2003 and May 15, 2004, with an associated amendment to the Second Restated Certificate of Incorporation for the Company. In addition, an overview of Genaera’s research and development programs was given at the meeting.

Roy C. Levitt, MD, President and Chief Executive Officer of Genaera, commented, “We are pleased that Genaera’s research and development programs are making significant progress. For squalamine, there are early promising results from our study on macular degeneration, and we anticipate results from our ongoing oncology studies starting in mid-year 2003. For LOMUCINTM, our mucoregulator drug, being evaluated in a Phase 2, double blind, placebo controlled trial for cystic fibrosis, we also anticipate results mid-year 2003. Finally, we are encouraged by continued progress in the development of the interleukin-9 antibody program, partnered with MedImmune, Inc. Collectively, based on the promising results and advancement of our programs, we are optimistic that we can exceed the NASDAQ stock price minimum $1.00 bid price per share requirement for 10 consecutive trading days before September 18, 2003, and thereby regain compliance with Marketplace Rule 4310(c)(8)(D). We look forward to communicating our progress as we expect data from our development programs throughout the year.”

Genaera Corporation is a biopharmaceutical company committed to developing medicines for serious diseases from genomics and natural products. Research and development efforts are focused on anti-angiogenesis and respiratory diseases. Genaera has three products in development addressing substantial unmet medical needs in major pharmaceutical markets. These include squalamine, an anti-angiogenesis treatment for cancer and eye disease; interleukin-9 antibody, a respiratory treatment based on the discovery of a genetic cause of asthma; and LOMUCIN™, a mucoregulator to treat the overproduction of mucus and secretions involved in many forms of chronic respiratory disease. For more information on Genaera, visit the company’s website at www.genaera.com.

This announcement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, known and unknown. Forward-looking statements reflect management’s current views and are based on certain expectations and assumptions. Such statements include, among others, statements regarding the preliminary results and future clinical development plans and prospects for Genaera’s programs. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “develop,” “continuing,” and “progress,” or other words of similar meaning. Genaera’s actual results and performance could differ materially from those currently anticipated and expressed in these and other forward-looking statements as a result of a number of risk factors, including, but not limited to, Genaera’s history of operating losses since inception and its need for additional funds to operate its business; the costs, delays and uncertainties inherent in scientific research, drug development, clinical trials and the regulatory approval process; the risk that clinical trials for Genaera’s product candidates may not be successful; the risk that Genaera may not obtain regulatory approval for its products, whether due to adequacy of the development program, the conduct of the clinical trials, changing regulatory requirements, different methods of evaluating and interpreting data, regulatory interpretations of clinical risk and benefit, or otherwise; Genaera’s reliance on its collaborators, including MedImmune, in connection with the development and commercialization of Genaera’s product candidates; market acceptance of Genaera’s products, if regulatory approval is achieved; competition; general financial, economic, regulatory and political conditions affecting the biotechnology industry; and the other risks and uncertainties discussed in this announcement and in Genaera’s filings with the U.S. Securities and Exchange Commission, all of which are available from the Commission in its EDGAR database at www.sec.gov as well as other sources. You are encouraged to read these reports. Given the uncertainties affecting pharmaceutical companies in the development stage, you are cautioned not to place undue reliance on any such forward-looking statements, any of which may turn out to be wrong due to inaccurate assumptions, unknown risks, uncertainties or other factors. Genaera does not intend (and it is not obligated) to publicly update, revise or correct these forward-looking statements or the risk factors that may relate thereto.